EXHIBIT 77D

The MFS Research Fund, a series of MFS Series Trust V, changed the amount of assets it invests to achieve its investment objective from 80% of total assets to 80% of net assets, as described in the prospectus contained in Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS Research Fund, a series of MFS Series Trust V, added disclosure regarding the percentage limitations of short sales to 5% of net assets and lower rated bonds to up to but not including 10%, as described in the statement of additional information as contained in Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS Total Return Fund, MFS International Strategic Value Fund and MFS International Strategic Growth Fund, series of MFS Series Trust V, added disclosure regarding the percentage limitation of short sales to 5% of net assets, as described in the statements of additional information as contained in Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS International Strategic Growth Fund, MFS International Strategic Value Fund and MFS International New Discovery Fund, series of MFS Series Trust V, changed the amount of assets each invests to achieve its investment objective from 65% of total assets to 65% of net assets, as described in the prospectuses contained in Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 28, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.